UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 9, 2013

Date of report (Date of earliest event reported)

LifeLock, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35671	56-2508977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 East Rio Salado Parkway

Suite 400

Tempe, Arizona 85281

(Address of Principal Executive Offices) (Zip Code)

(480) 682-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2013, our board of directors appointed Gary Briggs to serve as a Class III director. Mr. Briggs has been appointed to serve on our compensation committee and our nominating/corporate governance committee. There is no arrangement or understanding between Mr. Briggs and any other person pursuant to which he was selected as a director, and there are no related party transactions with respect to Mr. Briggs reportable under Item 404(a) of Regulation S-K.

In connection with the appointment of Mr. Briggs to our board of directors, Mr. Briggs received a stock option grant to purchase 47,000 shares of our common stock at an exercise price per share equal to the closing price of our common stock on August 9, 2013, which stock option will vest monthly over three years. Mr. Briggs also will receive compensation for his service on our board of directors in accordance with our standard compensatory arrangement for non-employee directors. A description of the compensatory arrangement for non-employee directors is set forth under the heading “Director Compensation” in our Proxy Statement filed with the Securities and Exchange Commission on March 27, 2013.

We issued a press release announcing the appointment of Mr. Briggs on August 12, 2013, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibits

99.1	Press Release dated August 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELOCK, INC.

Date: August 12, 2013	By:	/s/ Todd Davis
Todd Davis
Chairman and Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release dated August 12, 2013.